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                                                                     EXHIBIT 4
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                               NETVANTAGE, INC.
               1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
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1.   Purpose
     -------

     This Incentive and Nonstatutory Stock Option Plan (the "Plan") is intended to further the growth and financial success of NETVANTAGE, INC. (the "Corporation") by providing additional incentives to selected employees of and consultants to the Corporation or parent corporation or subsidiary corporation of the Corporation as those terms are defined in Sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended (the "Code") (such parent corporations and subsidiary corporations hereinafter collectively referred to as "Affiliates") so that such employees may acquire or increase their proprietary interest in the Corporation. Stock options granted under the Plan (hereinafter "Options") may be either "Incentive Stock Options", as defined in Section 422A of the Code and any regulations promulgated under said Section, or "Nonstatutory Options" at the discretion of the Board of Directors of the Corporation (the "Board") and as reflected in the respective written stock option agreements granted pursuant hereto.

2.   Administration
     --------------

     The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to a committee of not fewer than three
(3) members (the "Committee"), at least two (2) of whom are members of the Board and all of whom are disinterested administrators, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"); and provided further, that the foregoing requirement for disinterested administrators shall not apply prior to the date of the first registration of any of the securities of the Corporation under Securities Act of 1933, as amended.

     Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422A of the Code or Nonstatutory Options; (b) determine in good faith the fair market value of the stock covered by an Option; (c) determine which eligible persons shall be granted Options and the number of shares to be covered thereby and the term thereof; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and, inconsistencies in the Plan or any Option; (f) consistent with the Plan and with the consent of the optionee, as appropriate, amend any outstanding Option or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to optionholders without constituting termination of their employment for the purpose of the Plan; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or of any Option shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.
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3.   Eligibility
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     The persons who shall be eligible to receive Options shall be key employees of or consultants to the Corporation or any of its Affiliate ("Optionees"). The term consultant shall mean any person who is engaged by the Corporation to render services and is compensated for such services, and any director of the Corporation whether or not compensated for such services; provided that, if the Corporation registers any of its securities pursuant to the Securities Exchange Act of 1934, the term consultant shall thereafter not include directors who are not compensated for their services or are paid only a director fee by the Corporation.

          (a)  Incentive Stock Options.  Incentive Stock Options may only be
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issued to employees of the Corporation or its Affiliates.  Incentive Stock
Options may be granted to officers, whether or not they are directors, but a director shall not be granted an Incentive Stock Option unless such director is also an employee of the Corporation. Payment of a director fee shall not be sufficient to constitute employment by the Corporation. Any grant of option to an officer or director of the Corporation subsequent to the first registration of any of the securities of the Corporation under Securities Act of 1933, as amended, shall comply with the requirements of Rule 16b-3. An optionee may hold more than one Option.

          The Corporation shall not grant an Incentive Stock Option under the Plan to any employee if such grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all options granted to such employee under the Plan or any other stock option plan maintained by the Corporation or any Affiliate, with respect to shares of stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. If, for any reason, an entire option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such option shall be considered a Nonstatutory Option.

          (b)  Nonstatutory Option.  The provisions of the foregoing Section
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3(a) shall not apply to any option designated as a "Nonstatutory Stock Option
Agreement" or which sets forth the intention of the parties that the option be a Nonstatutory Option.

4.   Stock
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     The stock subject to Options shall be shares of the Corporation's authorized but unissued or reacquired Class B and Class E Common Stock (the "Stock").

          (a)  Number of Shares.  Subject to adjustment as provided in Paragraph
               ----------------
5(i) of this Plan, the total number of shares of Stock which may be purchased through exercise of Options granted under this Plan shall not exceed Two Hundred Thousand (200,000). If any Option shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for the grant of Options with respect thereto under this Plan as though no Option had been granted with respect to such shares.

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          (b)  Reservation of Shares.  The Corporation shall reserve and keep
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available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Options under the Securities Act of 1933, the Corporation is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Corporation for the lawful issuance of shares hereunder, the Corporation shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

5.   Terms and Conditions of Options
     -------------------------------

     Options granted hereunder shall be evidenced by agreements between the Corporation and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve. Such agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

          (a)  Number of Shares: Each Option shall state the number of shares to
               ----------------
which it pertains.

          (b)  Option Price: Each Option shall state the Option Price, which
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shall be determined as follows:

               (i) Any Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation, or of any Affiliate, ("Ten Percent Holder") shall have an Option Price of no less than 110% of the fair market value of the Stock as of the date of grant.

               (ii) Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option Price of no less than 100% of the fair market value of the Stock as of the date of grant.

               (iii) Nonstatutory Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option Price of no less than 85% of the fair market value of the Stock as of the date of grant.

          For the purposes of this Paragraph 5(b), the fair market value shall be as determined by the Board, in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for the such Stock, the fair market value per share shall be the average of the bid and asked prices (or may be the closing price if such Stock is listed on the Nasdaq National Market System) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

          (c) Medium and Time of Payment: To the extent permissible by
              --------------------------
applicable law, the Option price shall be paid, at the discretion of the Board, at either the time of grant or the time of exercise of the Option (i) in cash or by check, (ii) by delivery of other common stock of the

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Corporation, provided such tendered stock was not acquired directly or indirectly from the Corporation, or, if acquired from the Corporation, has been held by the Optionee for more than six (6) months, (iii) by the Optionee's promissory note in a form satisfactory to the Corporation and bearing interest at a rate determined by the Board, in its sole discretion, but in no event less than 6% per annum, or (iv) such other form of legal consideration permitted by the California Corporations Code as may be acceptable to the Board.

          (d) Term and Exercise of Options: Any Option granted to an Employee of
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the Corporation shall become exercisable over a period of no longer than five
(5) years, and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

          Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the option agreement, whether or not other installments are then exercisable.

          (e) Termination of Status as Employee or Consultant: If Optionee's
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status as an employee or consultant shall terminate for any reason other than
Optionee's disability or death, then the Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee's personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any of Optionee's Options which were exercisable as of the date of such termination, in whole or in part, at any time within three (3) months after such termination (or in the event of "termination for good cause" as that term is defined under the California Labor Code and case law related thereto, such shorter period as the option agreement may specify, but not less than 30 days) or the remaining term of the Option, whichever is the lesser; provided, however, that with respect to Nonstatutory Options, the Board may specify such longer period, not to exceed six (6) months, for exercise following termination as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Corporation to terminate the employment of an Optionee with or without cause.

          (f) Disability of Optionee: If an Optionee is disabled (within the
              ----------------------
meaning of Section 22(e)(3) of the Code) at the time of termination, the three
(3) month period set forth in Paragraph 5(e) shall be a period, as determined by the Board and set forth in the Option, of not less than six months nor more than one year.

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          (g) Death of Optionee: If an Optionee dies while employed or engaged
              -----------------
as a consultant by the Corporation or an Affiliate, the portion of such Optionee's Option or Options which were exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option or Options, at any time within
(i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be less, in the case of a Nonstatutory Option, than the period for exercise following termination, or (ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee's death and not previously exercised by the Optionee.

          (h) Nontransferability of Option: No Option shall be transferable by
              ----------------------------
the Optionee, except by will or by the laws of descent and distribution.

          (i) Recapitalization: Subject to any required action by the
              ----------------
stockholders, the number of shares of Stock covered by each outstanding Option, and the price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

          Subject to any required action by the stockholders, if the Corporation shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving entity shall cause each outstanding Option to terminate on the effective date of such dissolution, liquidation, merger or consolidation. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, but shall not be obligated to do so, the right for a period commencing thirty (30) days prior to and ending immediately prior to such dissolution, liquidation, merger or consolidation or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options, without regard to the installment provisions of Paragraph 5(d) of this Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to substitute on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such dissolution, liquidation, merger or consolidation.

          In the event of a change in the Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of this Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect

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shall be final, binding and conclusive. Except as expressly provided in this
Paragraph 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

          (j) Rights as a Stockholder: An Optionee shall have no rights as a
              -----------------------
stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to Optionee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Paragraph 5(i) hereof.

          (k) Modification, Acceleration, Extension, and Renewal of Options:
              -------------------------------------------------------------
Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422A of the Code.

          Notwithstanding the foregoing provisions of this Paragraph 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

          (l) Investment Intent: Unless and until the issuance and sale of the
              -----------------
shares subject to the Plan are registered under the Securities Act of 1933, as amended (the "Act"), each Option under the Plan shall provide that the purchases of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Act, each Option shall provide that no shares shall be purchased upon the exercise of such Option unless and until (i) any then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Corporation and its counsel, and (ii) if requested to do so by the Corporation, the person exercising the Option shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Corporation a letter of investment intent, all in such form and substance as the Corporation may require. If shares are issued upon exercise of an Option without registration under the Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such Options.

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          (m) Exercise Before Exercise Date: At the discretion of the Board, the
              -----------------------------
Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Corporation upon termination of Optionee's employment as contemplated by Paragraphs 5(e), 5(f) and 5(g) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

          (n) Other Provisions: The Option agreements authorized under this Plan
              ----------------
shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Corporation, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Act, the Securities Exchange Act of 1934, the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Corporation are listed.

6.   Availability of Information
     ---------------------------

     During the term of the Plan and any additional period during which an Option granted pursuant to the Plan shall be exercisable, the Corporation shall make available, upon request, not later than one hundred and twenty (120) days following the close of each of its fiscal years such financial and other information regarding the Corporation as is required by the bylaws of the Corporation and applicable law to be furnished in an annual report to the stockholders of the Corporation

7.   Effectiveness of Plan; Expiration
     ---------------------------------

     Subject to approval by the stockholders of the Corporation, this Plan shall be deemed effective as of the date it is adopted by the Board. The Plan shall expire on April 30, 2002, but such expiration shall not affect the validity of outstanding Options.

8.   Amendment and Termination of the Plan
     -------------------------------------

     The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders of the Corporation, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Options may be granted, (iii) materially increase the benefits to Optionees, or (iv) change the class of persons eligible to receive Options under this Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option outstanding as of the date thereof without the written consent of the Optionee thereunder. No Option may be granted while the Plan is suspended or after it is terminated, but the rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

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9.   Indemnification of Board
     ------------------------

     In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Corporation, in writing, the opportunity, at its own expense, to handle and defend the same.

10.  Application of Funds
     --------------------

     The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Options will be used for general corporate purposes.

11.  No Obligation to Exercise Option
     --------------------------------

     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

12.  Notices
     -------

     All notice, requests, demands, and other communications pursuant this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day following the mailing thereof to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid.

                               *   *   *   *   *

     The foregoing 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan") was duly adopted and approved by the Board of Directors of NetVantage, a California corporation and the Corporation's predecessor, on June 15, 1992, and approved by the shareholders of NetVantage on June 30, 1992. The Plan was assumed by the Corporation in connection with a duly approved merger of NetVantage into the Corporation on December 12, 1994. The foregoing Plan has been restated to generally reflect the terms and conditions of the merger.


                                    /s/ THOMAS G. IWANSKI
                                    ____________________________________
                                    Thomas G. Iwanski, Secretary

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